UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 24, 2015
Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY
(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement Date of Chief Financial Officer Determined

As previously reported, on January 6, 2015, Mr. Stephen P. Feltz, Senior Vice President and Chief Financial Officer of Northwest Natural Gas Company (Company) established plans to retire from the Company during 2015, at such time as his successor is engaged. The Company has identified Mr. Feltz’s successor, and Mr. Feltz has determined that he will retire from the Company on June 30, 2015, the date his successor will commence employment.

Item 5.02(c).    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Chief Financial Officer

On June 24, 2015, the Board of Directors (Board) of the Company elected Gregory C. Hazelton, to the position of Senior Vice President and Chief Financial Officer of the Company, effective June 30, 2015.

Mr. Hazelton, 51, joins the Company from Hawaiian Electric Industries, Inc., a joint electric utility and bank holding company, where he was the Vice President of Finance, and Treasurer and Controller, since August 2013. Prior to his service at Hawaiian Electric Industries, Mr. Hazelton held a number of positions with UBS Investment Bank, Global Power and Utilities Group from 2006 to 2013, including the position of Managing Director from March 2011 to May 2013, and Associate Director from March 2006 to March 2008 and Executive Director from March 2008 to March 2011. In addition, Mr. Hazelton served in the Global Power Group of Lehman Brothers from 2001 to 2006, including as Vice President from 2005 to 2006. Prior to that time, Mr. Hazelton held various operational, SEC financial reporting and accounting, financial forecast and analysis, and business development positions at energy companies, including Portland General Electric, from 1989 to 1999. Mr. Hazelton holds a Masters of Business Administration from the University of Chicago Graduate School of Business, and a Bachelor of Science from Warner Pacific College. He also received a Certified Public Accountant Certificate from the State of Washington in 1996.

Upon his election, the Board approved the following compensation: (i) an annual salary of $310,000; (ii) a hiring bonus of $61,000 payable on August 1, 2015 and an additional hiring bonus of $180,000 on June 30, 2016 contingent upon employment on that date and satisfactory performance as judged by the Chief Executive Officer; (iii) an award of 1,644 Performance-Based Restricted Stock Units (RSUs) that will vest in four equal installments on March 1 of each of 2016, 2017, 2018 and 2019 in the form of agreement provided to other executive officers; (iv) a grant of 7,580 Non-Performance-Based RSUs that will vest in four equal installments on March 1 of each of 2016, 2017, 2018 and 2019, subject to continued employment; and (v) relocation benefits of $215,000. In addition, Mr. Hazelton will be eligible participate in the Company’s Executive Annual Incentive Plan with a target payout of 40 percent of base salary, pro rated for the start date of June 30, 2015, and the Long-Term Incentive Plan with a target of 3,000 performance shares, in accordance with the terms of those plans.

The Board also approved a Severance Agreement with Mr. Hazelton providing for the payment of a percentage of Mr. Hazelton’s salary if he is terminated without cause on or prior to June 30, 2020, with such percentage of salary declining in 20 percent increments annually from 100% of Mr. Hazelton’s salary if his employment is terminated without cause on or prior to June 30, 2016 to 20% of Mr. Hazelton’s salary if his employment is terminated without cause on or prior to June 30, 2020. In addition, the Board approved the Company’s entry into an Indemnity Agreement with Mr. Hazelton in the form offered to executive officers, as well as a Change in Control Severance Agreement in the form provided to executive officers, with a cash payment of two times base salary and average bonus.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Severance Agreement between Northwest Natural Gas Company and an executive officer, dated as of June 30, 2015
10.2	Form of Special Retention Restricted Stock Unit Award Agreement between the Company and an executive officer, dated as of June 30, 2015
10.3	Hire-On Bonus Agreement between the Company and an executive officer, dated as of June 30, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: June 24, 2015	/s/ MardiLyn Saathoff
Senior Vice President and
General Legal Counsel

EXHIBIT INDEX

Exhibit	Description

10.1	Severance Agreement between Northwest Natural Gas Company and an executive officer, dated as of June 30, 2015
10.2	Form of Special Retention Restricted Stock Unit Award Agreement between the Company and an executive officer, dated as of June 30, 2015
10.3	Hire-On Bonus Agreement between the Company and an executive officer, dated as of June 30, 2015